SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2020

iQSTEL Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55984	45-2808620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Aragon Avenue, Suite 375 Coral Gables, FL 33134	33134
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 951-8191

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 6, 2020, our majority owned subsidiary, loT Labs, LLC (the “Buyer”), entered into a Company Acquisition Agreement (the “Purchase Agreement”) by and between the Buyer and the Francisco Bunt (the “Seller”), which agreement provides for the purchase of 100% of the equity and certain assets of loT Labs MX SAPI., a Mexican corporation domiciled at Hegel 207, Col. Polanco CDMX 11570 Mexico (the “Company”).

The Company has developed a technological solution in loT (“Smart Gas IoT Platform”), which consist of equipment (Hardware) and complete administration platforms (Software), mobile users platforms and intellectual property, internet domains among others. The “Smart Gas IoT Platform” device will be installed in the propane gas vessels, and will transmit on real time the pressure that the tank has, and collecting that information into the smart gas software platform, providing to users a very efficient way to manage the propane refill trunks.

The consideration for the acquisition consists of $550,000 USD, payable as follows:

•$100,000 USD payable at closing;

•$150,000 USD payable 90 days from closing;

•$150,000 USD payable 180 days from closing; and

•$150,000 USD payable 270 days from closing.

All payments shall have a maximum tolerance of 15 days, from which will generate interests 3% monthly. After 90 days of delay of the established dates, Seller will have the right to dissolve the acquisition and will return only 50% of Buyer's payment for the acquisition affected by the payment delay.

Seller agrees that he will have the right to request that any of the $150,000 USD payments be made in shares of iQSTEL at a value of $2.00 USD per share. Seller will have the right, after 180 days and up to 360 days of issuance of the iQSTEL shares, to adjust the number of shares if the stock at that time has a value below $2.00 USD per share.

The Purchase Agreement may be terminated if either the Buyer or the Company are deemed economically unviable or bankrupt; if during due diligence process there is discovered a material impact on the valuation of the Company or the parties mutually agreed to terminate the Purchase Agreement.

The Closing of the Purchase Agreement is scheduled for 90 days from execution, and is subject to conditions, which are included in the Purchase Agreement.

The Purchase Agreement contains customary representations and warranties of the parties, including, among others, with respect to corporate organization, capitalization, corporate authority, financial statements and compliance with applicable laws. The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other parties to the Purchase Agreement, and investors are not third-party beneficiaries of the Purchase Agreement. In addition, such representations and warranties (a) are subject to materiality and other qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (b) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement and (c) may have been included in the Purchase Agreement for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Purchase Agreement, and not to provide investors with any other factual information regarding any of the parties or their respective businesses.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 2.1 hereto and which is incorporated herein by reference.

SECTION 8 – OTHER EVENTS

ITEM 8.01 - OTHER EVENTS

On May 11, 2020, we issued a press release concerning the acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 8.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.	Description
2.1	Company Purchase Agreement, dated May 6, 2020
99.1	Press Release, dated May 11, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iQSTEL Inc.

/s/ Leandro Iglesias

Leandro Iglesias

Chief Executive Officer

Date May 11, 2020